REFERENCE 5.0

                        CONSENT OF HOGE CARTER HOLMES PLLC


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                          HOGE CARTER HOLMES PLLC
                          ATTORNEYS AND COUNSELORS
                                HAMPTON COURT
                                  SUITE 600
                                4311 OAKLAWN
                             DALLAS, TEXAS 75219

                              -----------------

          Steven B. Holmes
          Licensed In                        TELEPHONE (214) 765-6000
          Texas and Oklahoma                TELECOPIER (214) 765-6020
                        E-MAIL SHOLMES@LEGALTEXAS.COM


                                April 25, 2000

Board of Directors
1STOPSALE.COM Holdings Inc.
1422 Chestnut Street, Suite 410
Philadelphia, PA 19102

         Re: 1STOPSALE.COM Holdings Inc.
             Registration Statement on Form SB-2

Gentlemen:

      We have been retained by 1STOPSALE.COM Holdings Inc. (the "Company") in connection with the Registration Statement (the "Registration Statement") on Form SB-2, to be filed by the Company with the Securities and Exchange Commission relating to the offering of securities of the Company. You have requested that we render our opinion as to whether or not the securities proposed to be issued on terms set forth in the Registration Statement will be validly issued, fully paid, and nonassessable.

      In connection with the request, we have examined the following:

      1.   Articles of Incorporation of the Company;

      2.   Bylaws of the Company;

      3.   The Registration Statement; and

      4.   Unanimous consent resolutions of the Company's Board of Directors.

      We have examined such other corporate records and documents and have made such other examinations as we have deemed relevant.

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HOGE CARTER HOLMES PLLC

Board of Directors
April 25, 2000
Page 2


      Based on the above examination, we are of the opinion that the securities of the Company to be issued pursuant to the Registration Statement are validly authorized and, when issued in accordance with the terms set forth in the Registration Statement, will be validly issued, and fully paid, and non-assessable under the corporate laws of the State of Delaware.

      We consent to our name being used in the Registration Statement as having rendered the foregoing opinion and as having represented the Company in connection with the Registration Statement.


                                Sincerely,
                                HOGE CARTER HOLMES PLLC
                                /s/ Steven B. Holmes
                                -------------------------
                                Steven B. Holmes

SBH

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